UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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HYPERDYNAMICS CORPORATION
 (Name of Registrant as Specified in Its Charter)

Not Applicable
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HYPERDYNAMICS CORPORATION
12012 Wickchester Lane, Suite 475
Houston, Texas 77079
(713) 353-9400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held February 17, 2011

To our stockholders:

The Annual Meeting of Stockholders of Hyperdynamics Corporation, a Delaware corporation (the “Company”),  will be held at the Intercontinental Hotel, Legends VI Ballroom, 2222 West Loop South, Houston, TX 77027 on Thursday, February 17, 2011 at 9:00 am (CST), for the following purposes:

1.	To elect six directors for a term of one year each or until their successors are elected and qualified;

2.	To amend the Company’s Certificate of Incorporation to provide more detail with respect to the powers of the Board of Directors in connection with issuing preferred stock;

3.	To amend the Company’s Certificate of Incorporation to allow the election of directors without written ballot;

4.
To amend the Company’s Certificate of Incorporation to provide, to the fullest extent permitted by Delaware law, that directors will not be liable to the Company or the Company’s stockholders for monetary damages for breach of fiduciary duty as a director;

5.	To ratify the appointment of GBH CPAs, PC as the Company’s independent auditor for the fiscal year ending June 30, 2011;

6.	To hold an advisory vote on executive compensation;

7.	To hold an advisory vote on the frequency of holding an advisory vote on executive compensation; and

8.	To transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on January 3, 2011, which is the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the meeting, please vote via the Internet at www.proxyvote.com, by telephone at 1-800-690-6903, or sign, date and return the enclosed proxy card to us promptly.  Your cooperation in signing and returning the proxy will help avoid further solicitation expense.

The person submitting a proxy may revoke it at any time before the final vote at the Annual Meeting by (a) Internet at www.proxyvote.com, (b) telephone at 1-800-690-6903, (c) executing and submitting a later-dated proxy card, (d) providing written notice of revocation to the Secretary of the Company, or (e) voting in person at the Annual Meeting.

All stockholders are extended a cordial invitation to attend the Annual Meeting.

By Order of the Board of Directors

/s/ Robert A. Solberg
Houston, TX	Robert A. Solberg
January 12, 2011	Chairman of the Board

To assure that your shares of common stock will be voted at the meeting, please indicate you voting instructions: (i) over the Internet at www.proxyvote.com, (ii) by telephone at 1-800-690-6903, or (iii) by completing and signing the enclosed proxy card and returning it promptly in the enclosed, postage prepaid, addressed envelope. No additional postage is required if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on February 17, 2011.
The proxy materials are available at: http://www.proxyvote.com (Individual Control Numbers necessary to access the proxy materials are provided on the individual Proxy Cards).

PROXY STATEMENT

HYPERDYNAMICS CORPORATION
12012 Wickchester Lane, Suite 475
Houston, Texas 77079
(713) 353-9400

ANNUAL MEETING OF STOCKHOLDERS

To be held February 17, 2011

GENERAL INFORMATION

The proxy (the “Proxy”) included on the enclosed proxy card (the “Proxy Card”) is solicited by and on behalf of the Board of Directors of Hyperdynamics Corporation (“Hyperdynamics,” the “Company,” “we,” and “us”) for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) at the Intercontinental Hotel, Legends VI Ballroom, 2222 West Loop South, Houston, TX 77027 on Thursday, February 17, 2011 at 9:00 am (CST), and at any adjournment of the Annual Meeting.  This Proxy Statement and the accompanying Proxy Card are first being mailed to the Company’s stockholders on or about January 12, 2011.

There are seven proposals being presented for your consideration at the Annual Meeting:

•	Proposal One: The election of six directors for a term of one year each or until their successors are elected and qualified;

•	Proposal Two: To amend the Company’s Certificate of Incorporation to provide more detail with respect to the powers of the Board of Directors in connection with issuing preferred stock;

•	Proposal Three: To amend the Company’s Certificate of Incorporation to allow the election of directors without written ballot;

•
Proposal Four:  To amend the Company’s Certificate of Incorporation to provide, to the fullest extent permitted by Delaware law, that directors will not be liable to the Company or the Company’s stockholders for monetary damages for breach of fiduciary duty as a director;

•	Proposal Five: The ratification of the appointment of GBH CPAs, PC as the Company’s independent auditor for the fiscal year ending June 30, 2011;

•	Proposal Six: To hold an advisory vote on executive compensation; and

•	Proposal Seven: To hold an advisory vote on the frequency of holding an advisory vote on executive compensation.

As of the mailing date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those set forth above, that may be presented for action at the Annual Meeting.  If other matters are properly presented, however, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials, consisting of the Notice of Annual Meeting, the Proxy Statement, the Proxy Card, and our Annual Report on Form 10-K, as amended, both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet.  In accordance with SEC rules, you may access our proxy materials at www.proxyvote.com (Individual Control Numbers necessary to access the proxy materials are provided on the individual Proxy Cards).

Stockholders may vote (i) via the Internet at www.proxyvote.com by following the instructions contained on that website and using the Individual Control Numbers provided on your individual Proxy Card, (ii) by telephone at 1-800-690-6903, (iii) by completing and signing the enclosed Proxy Card and returning it promptly in the enclosed, postage prepaid, addressed envelope, or (iv) at the Annual Meeting in person. Proxies properly executed and delivered by stockholders (via the Internet, telephone or by mail as described above) and timely received by us will be voted at the Annual Meeting in accordance with the instructions contained therein.  If you authorize a proxy to vote your shares over the Internet or by telephone, you should not return a Proxy Card by mail (unless you are revoking your Proxy).  IF A STOCKHOLDER PROVIDES A PROXY BUT GIVES NO INSTRUCTIONS, SUCH STOCKHOLDER’S SHARES WILL BE VOTED (1) “FOR” THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN, (2) “FOR” THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO PROVIDE MORE DETAIL WITH RESPECT TO THE POWERS OF THE BOARD OF DIRECTORS IN CONNECTION WITH ISSUING PREFERRED STOCK, (3) “FOR” THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO ALLOW THE ELECTION OF DIRECTORS WITHOUT WRITTEN BALLOT, (4) “FOR” THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO PROVIDE, TO THE FULLEST EXTENT PERMITTED BY DELAWARE LAW, THAT DIRECTORS WILL NOT BE LIABLE TO THE COMPANY OR THE COMPANY’S STOCKHOLDERS FOR MONETARY DAMAGES FOR BREACH OF FIDUCIARY DUTY AS A DIRECTOR, (5) “FOR” THE RATIFICATION OF THE APPOINTMENT OF GBH CPAS, PC AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING JUNE 30, 2011, (6) “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND (7) “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY 3 YEARS.

If any other matters are properly presented at the Annual Meeting, the proxy holders will vote your Proxy in their discretion on such matters.  You may revoke your Proxy at any time prior to the voting of the Proxy by (a) Internet at www.proxyvote.com, (b) telephone at 1-800-690-6903, (c) executing and submitting a later-dated proxy, (d) providing written notice of revocation to the Secretary of the Company, or (e) voting in person at the Annual Meeting.

The cost of soliciting Proxies, including the cost of preparing, assembling and mailing the proxy material to our stockholders, will be borne by the Company. Solicitations will be made only by use of the mails, except that, if necessary, officers and regular employees of the Company may make solicitations of Proxies by telephone or by personal calls or by other means. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company’s common shares held of record by such persons, and the Company will reimburse them for their related charges and expenses.

The Board of Directors has set January 3, 2011 as the Record Date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.  As of the Record Date, there were 125,239,658 shares of the Company's Common Stock, par value of $0.001 per share (the “Common Stock”), issued and outstanding.  Each share of Common Stock is entitled to one vote on all issues requiring a stockholder vote at the Annual Meeting.

The presence, in person or by Proxy, of a majority of the outstanding shares of Common Stock on the Record Date is necessary to constitute a quorum at the Annual Meeting.  Abstentions and “broker non-votes”, which are discussed more fully below, will be treated as shares present at the Annual Meeting for purposes of determining a quorum.

Directors are elected by a plurality of the votes of the shares present in person or represented by Proxy at the Annual Meeting and entitled to vote with a quorum present.  The six persons who receive the greatest number of votes of the holders of Common Stock represented in person or by Proxy at the Annual Meeting will be elected directors of Company.  There is no cumulative voting for our directors or otherwise.  Withheld votes and broker non-votes will not be counted for purposes of and will have no effect upon the election of the nominees at the Annual Meeting.  The proposals to approve the amendment to the Company’s Certificate of Incorporation, as amended, to provide more detail with respect to the powers of the Board of Directors in connection with issuing preferred stock, to allow the election of directors without written ballot, and to provide, to the fullest extent permitted by Delaware law, that directors will not be liable to the Company or the Company’s stockholders for monetary damages for breach of fiduciary duty as a director will be approved if a majority of the votes entitled to vote at the Annual Meeting are voted “FOR” these proposals.  Abstentions and broker non-votes will have the effect of a vote against the proposals to approve the amendments to the Company’s Certificate of Incorporation.  The proposals to ratify the appointment of GBH CPAs, PC as the Company’s independent auditor for the fiscal year ending June 30, 2011, to approve the advisory vote on executive compensation, and to approve the advisory vote on the frequency of holding an advisory vote on executive compensation as well as any other matter properly submitted to stockholders for their consideration at the Annual Meeting, will be approved if a majority of the votes cast at the Annual Meeting are voted “FOR” these proposals.  Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect the ratification of GBH CPAs, PC as the Company’s independent auditor for the fiscal year ending June 30, 2011, the approval of the advisory vote on executive compensation, and the approval of the advisory vote on the frequency of holding an advisory vote on executive compensation.

Votes at the Annual Meeting will be counted by an inspector of election, who will be appointed by the Board or the chairman of the Annual Meeting.  If sufficient votes for approval of the matters to be considered at the Annual Meeting have not been received prior to the meeting date, the Company may postpone or adjourn the Annual Meeting in order to solicit additional votes. The enclosed Proxy Card requests authority for the proxy holders, in their discretion, to vote the stockholders’ common shares with respect to a postponement or adjournment of the Annual Meeting. At any postponed or adjourned meeting, Proxies received pursuant to this Proxy Statement will be voted in the same manner described in this Proxy Statement with respect to the original meeting.

Under New York Stock Exchange Rule 452, which governs NYSE brokerage members, (i) the election of directors, (ii) the proposal to approve the compensation of the named executive officers as disclosed in this proxy statement, and (iii) the proposal to determine whether the stockholder vote to approve the compensation of the named executive officers should occur every one, two or three years are considered to be non-routine matters. We believe that the proposal to amend the Company’s Certificate of Incorporation, as amended, to provide more detail with respect to the powers of the Board of Directors in connection with issuing preferred stock is considered to be a non-routine matter. Brokerage firms may not vote on non-routine matters in their discretion on behalf of their clients if such clients have not furnished voting instructions.  A “broker non-vote” occurs when a broker’s customer does not provide the broker with voting instructions on non-routine matters for shares owned by the customer but held in the name of the broker.  For such non-routine matters, the broker cannot vote either FOR or AGAINST a proposal and reports the number of such shares as “non-votes.”  Because some matters to be voted upon at the Annual Meeting are not considered routine matters under Rule 452, there potentially can be “broker non-votes” at the Annual Meeting.  As more fully described above,  any “broker non-votes” submitted by brokers or nominees in connection with the Annual Meeting will not impact the outcome of the votes for the election of directors and Proposal 5 but will have the effect of a vote against Proposals 2, 3, 4, 6, and 7.

Available Information

Upon written request, we will provide, without charge, a copy of our Proxy Statement to any stockholders of record, or to any stockholder who owns common stock listed in the name of a bank or broker as nominee, at the close of business on the Record Date. Any request for a copy of this proxy should be mailed to Jason Davis, Principal Financial Officer, 12012 Wickchester Lane, Suite 475, Houston, Texas 77079.  We file annual, quarterly and current reports, proxy statements and other information in accordance with the Securities Exchange Act of 1934, as amended, with the SEC.  You may read and copy any reports, proxy statements or other information filed by us at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  In addition, these materials we file electronically with the SEC are available at the SEC’s website at www.sec.gov.  The SEC’s website contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  Information about the operation of the SEC’s public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE
HELD ON FEBRUARY 17, 2011

Copies of our proxy materials, consisting of the Notice of Annual Meeting, the Proxy Statement and our Annual Report, as amended, are available at http://www.proxyvote.com (Individual Control Numbers necessary to access the proxy materials are provided on the individual Proxy Cards).

PROPOSAL 1:  ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven directors.  Mr. Friedberger is not a nominee for re-election to our Board of Directors and his term will expire at the Annual Meeting.  The authorized number of directors will be reduced to six concurrently with the Annual Meeting.  At the Annual Meeting, the stockholders will have the opportunity to elect six members of the Board of the Company, each to a one-year term.  The Board has nominated Ray Leonard, Robert A. Solberg, Herman Cohen, William O. Strange, Hon. Lord David Owen and Fred Zeidman to serve as directors.

Directors of the Company serve a one-year term or until their successors are elected and qualified.  All of the aforementioned nominees currently serve as a director and have indicated their willingness to continue to serve as a director if elected.  However, if any of the nominees is unable or declines to serve for any reason, your proxy will be voted for the election of a substitute nominee selected by the proxy holders.

The affirmative vote of a plurality of the shares represented at the Annual Meeting is required to elect a director.  Cumulative voting is not permitted in the election of directors.  In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy “FOR” the persons named as management’s nominees for directors of the Company.

Board of Directors

The following table sets forth the name, age, and positions and offices with us of each of our Directors as of the date of this Proxy Statement.  The expiration of each of their current terms as our directors expires at the next annual meeting of our stockholders.  There is no family relationship between or among any of the Directors and our Executive Officers.  Board vacancies are filled by a majority vote of the Board.  We have an Audit Committee, a Compensation Committee, a Nomination Committee and a Government Relations Committee.

Name		Position	Age

Ray Leonard		Director, CEO and President	57

Robert A. Solberg	*	Director and Non-Executive Chairman	65

Herman Cohen	*	Director	78

Roger D. Friedberger	*	Director	59

Lord David Owen	*	Director	72

William O. Strange	*	Director	68

Fred Zeidman	*	Director	64

*	Independent Director

Ray Leonard was appointed to the Board of Directors and was appointed CEO and President in July 2009.  Mr. Leonard most recently served as the Vice President of Eurasia & Exploration for the newly formed Kuwait Energy Company from December 2006 to June 2009.  From January 2005 to November 2006, Mr. Leonard served as the Senior Vice President of International Exploration and Production of MOL Plc.  Mr. Leonard also served as Vice President of Exploration & New Ventures for YUKOS, Russia’s second largest oil company, based in Moscow, Russia from February 2001 to December 2004.  Prior to joining YUKOS, Leonard held the title of Vice President of Exploration with First International Oil from June 1998 to January 2001.  Previously, Mr. Leonard spent 19 years with Amoco, where he began as a geologist and was promoted to the executive level as Vice President of Resource Acquisitions.  During his tenure at Amoco, he held a three-year assignment as Division Geologist in West Africa.  Mr. Leonard holds a Master of Arts in Geology from the University of Texas-Austin and a Bachelor of Science in Geosciences from the University of Arizona.

In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Leonard should serve as a director:

Leadership Experience – Mr. Leonard has held numerous roles in key executive management over his career including the Vice President of Exploration for YUKOS and First International Oil.

Industry Experience – Mr. Leonard has worked in the Oil & Gas industry his entire career in various Exploration and Production companies.

Robert A. Solberg was appointed to the Board of Directors in August 2009 and serves as non-executive Chairman of the Board.  He was the president of Texaco Inc.’s Worldwide Development division from 1998 until his retirement in 2002.  Prior to 1998, Mr. Solberg held senior management positions at Texaco, Inc. for operations in the U.S., the Middle East, Asia, Latin America, West Africa and Europe.  Mr. Solberg retired in July 2010 after serving as a director and the non-executive chairman of Scorpion Offshore, an offshore drilling company that was traded on the Oslo, Norway stock exchange.  Mr. Solberg is also a director and the non-executive chairman of JDR Cable Systems, a privately owned company, which supplies custom seismic cable and subsea connection equipment.  Mr. Solberg is a licensed petroleum engineer, and he holds a B.S Degree in Civil Engineering—University of North Dakota (1969).

In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Solberg should serve as a director:

Leadership Experience – Mr. Solberg has held various key executive positions with public companies such as the president of Texaco Inc.’s Worldwide Development division and the chairman of Scorpion Offshore.

Industry Experience – Mr. Solberg has worked in the Oil & Gas industry his entire career in various Exploration and Production companies.

Herman Cohen was appointed to the Board of Directors in July 2009.  Mr. Cohen has been the owner of Cohen & Woods International since 1998.  At Cohen & Woods International, Mr. Cohen specializes in providing strategic planning services to African governments and companies doing business in Africa.  Mr. Cohen also served as a Senior Advisor to Global Coalition for Africa from 1993-1998 at World Bank.  Previous to his position at World Bank, Mr. Cohen served in the U.S. Foreign Service from 1955-1993.  During his career with the U.S. Foreign Service, Mr. Cohen served as the U.S. Ambassador to Senegal and Gambia from 1977 to 1980 and from 1989 to 1993 Mr. Cohen served as assistant secretary for African Affairs under President George H.W. Bush.

In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Cohen should serve as a director:

Leadership Experience – Mr. Cohen has held numerous responsible roles in the US Government including the Ambassador to Senegal and the assistant secretary for African Affairs.

Roger D. Friedberger was appointed to the Board of Directors in June 2008.  Since November 2009, Mr. Friedberger has been the Chief Financial Officer of GRIDiant Corporation, a smart grid optimization solutions company.  From November 2008 to February 2010 he was Chief Financial Officer of  Encore Power Development, LLC, a wind energy services company, and from March 2008 to October 2009 the Chief Financial Officer of GrowthForce LLC, an accounting services firm. From March 2007 to November 2007 he was the Chief Financial Officer of Realm Business Solutions, a commercial real estate software solutions company.  From October 2005 to December 2006 he was the Chief Financial Officer of SPL WorldGroup, a utilities software company which was acquired by Oracle in November 2006.  He also has served from April 2005 to September 2005 as the interim Chief Financial Officer of Insignia Solutions, which company he helped to take public as Chief Financial Officer on NASDAQ in 1995.  From January 2004 to September 2005 he served as the Chief Financial Officer of MailFrontier, an email security software company. Previously from 1996 to 2004 he was the Chief Financial Officer of ILOG S.A (NASDAQ: ILOG).  He has a Bachelor of Commerce degree (Accounting) from the University of Leeds, England (1972).  Mr. Friedberger qualified as a California CPA in 1977 and as a Chartered Accountant in England and Wales in 1975.

In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Friedberger should serve as a director:

Leadership Experience - Mr. Friedberger for over 25 years has been CFO of private & public multinational companies, has led 3 IPOs and handled multiple acquisitions and mergers in a variety of industries. Ten of his career years were as CFO of public companies on New York, London & Paris stock exchanges.  He also serves on the boards of private companies where he is an investor.

Financial Experience - In addition to being a CFO for over 25 years, Mr. Friedberger served as an auditor with Price Waterhouse, London, England and San Jose, California for seven years, the last of which was as a manager.

Lord David Owen was appointed to the Board of Directors in September 2009.  Since 2002, Lord Owen has been the non-executive chairman of Europe Steel, Ltd., and since 1996, the non-executive director of US Healthcare, Abbott Laboratories, Inc. (NYSE: ABT).  He was also the chairman of YUKOS International U.K. B.V., part of the former Russian oil company, YUKOS, from 2002 until 2005. Prior to that, he was Executive Chairman of Global Natural Energy Ltd, a metals trading company with interests in gasoline stations in the United Kingdom.  Lord Owen was also a member of the advisory board of Terra Firma Capital Partners from 2004 until 2008.  He served as a Member of the British Parliament for 26 years and is currently a Member of the House of Lords.   In Government Lord Owen was  appointed to a number of posts in the British Government including Defence Minister, Health Minister and from 1977 to 1979 British Secretary of State for Foreign and Commonwealth Affairs.  During that time he was heavily involved in diplomatic activity in both South and West Africa.  Lord Owen was the opposition Labor Party spokesman on Energy from 1979 until 1980.  He co-founded the British Social Democratic Party in 1981 and served as its leader from 1983 until 1990.  From 1992-95 he was the EU peace negotiator in the former Yugoslavia.

In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board to conclude that Lord Owen should serve as a director:

Leadership Experience – Lord  Owen has held numerous responsible roles in the British Government  and international roles. He also has served on various boards of public companies.

William O. Strange was appointed to the Board of Directors in November 2010. Mr. Strange was an audit partner with Deloitte & Touche LLP prior to his retirement in May 2005. He joined the international accounting firm in 1964 and became a partner in 1976. During his 41 years with Deloitte he specialized in audits of SEC registrants for a variety of publicly traded energy clients in exploration and production, petrochemicals, pipelines and oil services. Since 2005 he has been engaged in independent financial and accounting consulting services. Mr. Strange is a graduate of the University of Oklahoma and lives in Houston. He is on the Finance and Audit Committee of the Presbytery of the New Covenant, the governing body for Presbyterian Churches in the Gulf Coast area. He has served as the President of the Petroleum Club of Houston and as a member of the Major Cases Committee of the Texas State Board of Public Accountancy.

In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Strange should serve as a director:

Leadership Experience – Mr. Strange has worked of over 41 years for Deloitte & Touche, including 29 years as an audit partner.  While at Deloitte & Touche, most of his clients were in the energy industry, including many exploration and production companies and he spent the vast majority of his time working on clients which reported to the SEC.  He has also lived overseas and understands foreign operations.

Financial Experience – In addition to his over 41 years at Deloitte & Touche, Mr. Strange was considered a Senior Technical Partner at Deloitte & Touche.  He has extensive knowledge of energy industry economics and business methods.  He has worked with more than 20 audit committees of public company clients and understands the best practices of audit committees.

Fred Zeidman was appointed to our Board of Directors in December 2009.  Mr. Zeidman has been Chairman of the Board since April 2009 and a director since August 2008 for SulphCo Inc., a publicly traded crude oil service company.  Since March 2009, Mr. Zeidman has been a Senior Director for Governmental Affairs at Ogilvy Government Relations in Washington D.C.   In March 2008, Mr. Zeidman was appointed the Interim President of Nova Biosource Fuels, Inc. (“Nova”), a publicly traded biodiesel technology company, and has served as a Nova director since June 2007.  From August 2009 through November 2009, Mr. Zeidman was the Chief Restructuring Officer for Transmeridian Exploration, Inc.  Mr. Zeidman has been Bankruptcy Trustee of AremisSoft Corp since 2004.  Mr. Zeidman has served as Vice Chairman of Corporate Strategies, Inc. since July 2004 and Vice Chairman of the University of Texas Health Science System since October 2008.  Mr. Zeidman has served as Chairman of the United States Holocaust Memorial Council since March 2002.  Mr. Zeidman was on the board of Compact Power, Inc., an energy storage systems company from November 2007 to November 2009.  Mr. Zeidman has served on the board of Prosperity Bank for 26 years.  He also served as CEO, President and Chairman of the Board of Seitel Inc., an oil field services company, from June 2002 to February 2007.  Mr. Zeidman served as a Managing Director of the law firm Greenberg Traurig, LLP from July 2003 to December 2008.  Mr. Zeidman holds a Bachelor’s degree from Washington University in St. Louis and a Masters in Business Administration degree from New York University.

In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Zeidman should serve as a director:

Leadership Experience – Mr. Zeidman has served in numerous roles of executive and directorship responsibility including serving on the board of Prosperity Bank for 26 years and acting as Chairman of the United States Holocaust Memorial Council.

Financial Experience – Mr. Zeidman has a Masters in Business Administration and was the Chief Restructuring Officer for Transmeridian Exploration.

Executive Officers

Jason D. Davis, 38, became our Chief Financial Officer, Principal Accounting Officer and Corporate Secretary in July 2009.  In August 2010, Mr. Davis stepped down as the Chief Financial Officer and currently serves as the Principal Financial Officer. Mr. Davis is a licensed certified public accountant and has served in various financial positions for several companies including the Assistant Controller at Isolagen, Inc (AMEX: ILE) from March 2004 to August 2005, the Manager of SEC Reporting at Texas Genco, LLC from August 2005 to June 2006, and the Controller at Particle Drilling Technologies, Inc. (PDRT.PK) from June 2006 to June 2009.  Mr. Davis also served as the interim Chief Financial Officer for Particle Drilling Technologies, Inc. from January 2009 to June 2009.  Mr. Davis was an accountant with Deloitte & Touche after obtaining his BBA in Accountancy and Taxation from the University of Houston in 1997 until 2003.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a plurality of the shares represented at the Annual Meeting is required to elect a director.  Cumulative voting is not permitted in the election of directors.  Withheld votes and broker non-votes will not be counted for purposes of and will have no effect upon the election of the nominees at the Annual Meeting.  In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy “FOR” the persons named as nominees for directors of the Company.

The Board recommends a vote FOR the election of each of the nominees.

BOARD OF DIRECTORS

Board Meetings During Fiscal Year 2010

The Board of Directors held 25 meetings during the fiscal year ended June 30, 2010.  The Board of Directors also took action by written consent on 4 occasions during the fiscal year ended June 30, 2010.  No incumbent director attended fewer than 75% of the aggregate of the total number of the meetings of the Board in the fiscal year ended June 30, 2010 and the total number of meetings of each Board committee upon which such incumbent directed served during the fiscal year ended June 30, 2010.

Stockholder Communications

The Board has not adopted formal policies with regard to stockholder communications with individual Board members, nor have we adopted procedures whereby stockholders may make recommendations for nominations for director.

Director Independence

Our common stock is listed on the NYSE Amex LLC (“NYSE Amex”), formerly known as the American Stock Exchange.  We use SEC Rule 10A-3 and the NYSE Amex definition of Independent Director in determining whether a Director is independent in the capacity of Director and in the capacity as a member of a board committee.  In determining Director independence, we have not relied on any exemptions from any rule’s definition of independence.  In addition to the requirements of SEC Rule 10A-3 under the Securities Exchange Act of 1934, the NYSE Amex rules provide that "Independent Director" means a person other than an executive officer or employee of the company.

Directors serving on our audit committee must also comply with additional NYSE Amex requirements as follows:

(a)  The Director must not have participated in the preparation of our financial statements or any current subsidiary at any time during the past three years; and

(b)  The Director is able to read and understand fundamental financial statements, including our balance sheet, income statement, and cash flow statement.

We currently have a total of seven directors, six of whom are Independent Directors.  Our Independent Directors are: Fred Zeidman, Roger Friedberger, Robert A. Solberg, Herman Cohen, Lord David Owen and William O. Strange.

Board Committees

Committee Assignments

The table below reflects the composition of the committees of the Board.

Name of Director	Audit Committee	Compensation Committee	Nomination Committee	Government Relations Committee
Robert A. Solberg*	Member	Chairman	Chairman
Roger D. Friedberger	Chairman	Member
Hon. Lord David Owen			Member	Member
Fred Zeidman	Member	Member
Herman Cohen			Member	Chairman
William O. Strange	Member

* Chairman of the Board.

The audit committee of the Company reviews the adequacy of systems and procedures for preparing the financial statements and the suitability of internal financial controls.  The audit committee also reviews and approves the scope and performance of the Company’s independent registered public accounting firm.  The current members of the our Audit Committee are Messrs. Zeidman, Solberg, Stange and Friedberger.  All committee members are independent.  Mr. Friedberger is currently the chairman of the Audit Committee and is a financial expert based on his experience as a chief financial officer at public companies.  It is expected that Mr. Strange will become the Chairman of our Audit Committee and a member of the Compensation Committee following the conclusion of Mr. Friedberger’s term as a director at the Annual Meeting.  The Board of Directors has determined that Mr. Strange is an “audit committee financial expert” as that term is defined under applicable SEC rules. The Audit Committee has a written charter, which was included in our proxy statement filed on March 3, 2009.  The audit committee reviews and assesses the adequacy of the Audit Committee charter annually.  During the year ended June 30, 2010, the Audit Committee met seven times.

The current members of our Compensation Committee are Messrs. Solberg, Zeidman and Friedberger.    Mr. Solberg is the chairman of the Compensation Committee.  All committee members are independent.  During the year ended June 30, 2010, the Compensation Committee met four times.  The Compensation Committee has a written charter, which was included in our proxy statement filed on March 3, 2009.

The current members of our Nomination Committee are Messrs. Solberg, Owen and Cohen.  Mr. Solberg is the chairman of the Nomination Committee.  All committee members are independent. During the year ended June 30, 2010, the Nomination Committee met three times.  The Nomination Committee does not have a charter. Though neither the Board of Directors nor the Nomination Committee has a formal policy concerning diversity, the Board of Directors value diversity on the Board and believes diversity should be considered in the director identification and nominating process.

Our Government Relations Committee was formed in 2009 and its members are Messrs. Cohen, and Owen.  All committee members are independent.  Mr. Cohen is the chairman of the Government Relations Committee.  During the year ended June 30, 2010, the Governmental Relations Committee met three times.  The Governmental Relations Committee does not have a charter.

Board Leadership Structure and Risk Oversight

Board of Directors Leadership Structure. Our Board of Directors has no fixed policy with respect to the separation of the offices of Chairman of the Board of Directors and Chief Executive Officer. Our Board retains the discretion to make this determination on a case-by-case basis from time to time as it deems to be in the best interests of the Company and our stockholders at any given time. The Board currently believes that separating the positions of CEO and Chairman is the best structure to fit the Company’s needs. This structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. As described above, each of the Board’s four committees are comprised entirely of independent directors. The Board also believes that this structure is preferred by a significant number of the Company’s stockholders.

Board of Directors Risk Oversight. The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks.  The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies.  When a committee receives the report, the Chairman of the relevant committee reports on the discussion to the full Board during the next Board meeting.  This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 90 (Codification of Statements on Auditing Standards, AU § 380), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence. Based on the review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2010.

Members of the Audit Committee:
/s/ Robert A. Solberg
/s/ Fred Zeidman
/s/ Roger D. Friedberger

Mr. Strange does not appear as a signatory to the Audit Committee Report because Mr. Strange was appointed to the Audit Committee effective November 17, 2010 and, therefore, was not a member of the Audit Committee during the fiscal year ended June 30, 2010 or at the time of the Audit Committee’s review of the Annual Report on Form 10-K for the fiscal year ended June 30, 2010.

Section 16(A) Beneficial Ownership Reporting compliance

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended June 30, 2010, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with except for the following late filings: (a) Mr. Watts was late filing a Form 4 with respect to two transactions, which were subsequently reported on a Form 4, (b) Mr. Leonard was late filing a Form 4 with respect to three transactions, which were subsequently reported on a Form 4, (c) Mr. Solberg was late filing a Form 4 with respect to two transactions, which were subsequently reported on a Form 4, (d) Mr. Cohen was late filing a Form 4 with respect to five transactions, which were subsequently reported on a Form 4, (e) Mr. Friedberger was late filing a Form 4 with respect to one transaction, which was subsequently reported on a Form 4, (f) Lord Owen was late filing a Form 4 with respect to three transactions, which were subsequently reported on a Form 4, (g) Mr. Scaturro was late filing a Form 4 with respect to two transactions, which were subsequently reported on a Form 4, (h) Mr. Andrews was late filing a Form 4 with respect to one transaction, which was subsequently reported on a Form 4, (i) Mr. Davis was late filing a Form 4 with respect to one transaction, which was subsequently reported on a Form 4, and (j) Mr. Young was late filing a Form 4 with respect to one transaction, which was subsequently reported on a Form 4.

Code of Ethics

We have adopted a Code of Ethics that applies to principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, which was filed on Form 10-KSB/A on May 16, 2005.  We will provide without charge a copy of our Code of Ethics upon request.  Such request should be directed in writing to: Jason Davis, Hyperdynamics Corporation, 12012 Wickchester Lane, Suite 475 Houston, TX 77079, voice: (713) 353-9400, fax: (713) 353-9421.  Our Web site is www.hyperdynamics.com.

Certain Transactions, Corporate Governance

Conflicts of Interest

Hyperdynamics has a conflict of interest policy governing transactions involving related parties.  In accordance with the policy, transactions involving related parties must be pre-approved by the Audit Committee, which is comprised of independent directors.

Hyperdynamics did not enter into any transactions involving amounts in excess of $120,000, excluding employment relationships, with related parties since July 1, 2008.

Series B Preferred Stock

On September 29, 2009, we entered into an agreement (the “Series B Agreement”) with the holders of all of our Series B preferred stock in which the Series B holders (i) converted all of their shares of Series B preferred stock into approximately 15,822,222 shares of common stock, (ii) agreed to the cancellation of warrants to purchase 1,000,000 shares of common stock, (iii) agreed to donate, pursuant to a specified schedule, 2,000,000 shares of common stock, issued upon conversion of the Series B preferred stock, and warrants to purchase 1,000,000 shares of common stock, to the American Friends of Guinea, a charitable organization that provides support to the people of Guinea, and (iv) agreed to be subject to a nine month lock-up of the 15,822,222 shares of common stock received in connection with the conversion of the Series B preferred stock, and any shares that may be received upon exercise of their warrants.  The common stock received upon conversion represented a reduction of 2,000,000 shares that otherwise would have been issuable under the original terms of the Series B preferred stock.

Under the terms of the Series B Agreement, if we complete an equity or debt financing in the future of $10,000,000 or more, we also agreed to (i)  pay a previously owed dividend in the aggregate amount of approximately $430,000 to the Series B holders, and (ii) subject to market conditions, release from the lock-up provision described above, up to 1,000,000 shares of common stock received in connection with the Series B preferred stock conversion in order to allow for resale by the Series B holders.  On April 23, 2010, following our April 20, 2010 registered direct offering, $430,000 was paid to the Series B holders.

Agreement with Certain Stockholders

On July 21, 2010, the Company entered into agreements (the “Lock-up Agreements”) with several stockholders consisting of TWJ Navigation Inc., KD Navigation, Inc., CW Navigation, Inc. and Michael Watts, which held an aggregate of 13,400,000 shares of Common Stock of the Company and Warrants to purchase an aggregate of 3,980,000 shares of Common Stock of the Company (the shares of Common Stock and shares of Common Stock underlying the Warrants are collectively referred to as the “Securities”), pursuant to which the foregoing holders will be subject to certain lock-up restrictions.  The holders agreed that, during the period beginning on July 21, 2010, and ending nine months later on April 21, 2011 (the “Restriction Period”), except under certain circumstances discussed below and identified in the Lock-up Agreements, without the written consent of the Company, they will not (i) sell, offer to sell, contract to agree to sell, hypothecate, hedge, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any of the 13,400,000 shares of Common Stock held by them or the 3,980,000 shares that may be acquired pursuant to exercise of the Warrants, or any of the 3,980,000 Warrants or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of these Securities, whether any such transaction is to be settled by delivery of such Securities, in cash or otherwise.  During the Restriction Period (i) 15 percent of the locked-up shares will be released from the lock-up if the stock price reaches $3 a share for five consecutive trading days, (ii) 50 percent will be released if the price reaches $5 a share for five days, and (iii) 100 percent will be released if the stock price reaches $9 a share for the same period.  Under the terms of the Lock-up Agreements, the holders also agreed to donate an aggregate of 2,000,000 shares of Common Stock and Warrants to purchase an aggregate of 1,000,000 shares of Common Stock to the American Friends of Guinea, a charitable organization with which the Company is working to provide support to the people of Guinea.  The agreement entered into between the Company and the holders dated September 29, 2009 is terminated under the terms of the Lock-up Agreements. Because the closing price of our common stock has reached $3.00 per share for five consecutive trading days subsequent to the execution of the Lock-up Agreements, 15% of the locked-up shares have been released from the lock-up.
Amendment to Lock-up Agreements

On December 30, 2010, in conjunction with the litigation settlement described in Item 8.01 of the Form 8-K that was filed with the SEC on January 6, 2011, the Company entered into an Amendment to Lockup Agreements (the “Amendment”) with certain holders of our common stock.  The Amendment modifies the Lockup Agreements described above.  The Amendment reduces the number of warrants to purchase shares of our common stock required to be donated to the American Friends of Guinea by Michael Watts from 500,000 to 400,000.  Additionally, Kent Watts and Michael Watts have agreed to donate to the American Friends of Guinea an amount in cash or shares of our Common Stock equal in value to 50% of the Black Scholes valuation of 100,000 warrants, which valuation will be calculated using a price of $3.95 per share of our Common Stock.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to the beneficial ownership of shares of Common Stock by (1) each person known to us that owns beneficially more than 5% of the outstanding shares of Common Stock, (2) each of our Directors, (3) each of our Executive Officers, and (4) all of our Executive Officers, Directors as a group.  As of the Record Date, we had 125,239,658 shares of common stock outstanding.  The address of each person named in the below table is c/o Hyperdynamics Corporation, 12012 Wickchester Lane, Suite 475 Houston, Texas 77079.
Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Class

BlackRock, Inc.	15,205,746	(1)	12.0%

Kent Watts	11,612,196	(2)(3)	9.0%

TW Trust	7,658,519	(3)	6.0%

Michael Watts	5,325,926	(4)(5)	4.2%

KW Trust	3,519,629	(5)	2.8%

Ray Leonard	1,059,833	(6)	*

Lord David Owen	520,569	(7)	*

Robert A. Solberg	396,600	(8)	*

Jason Davis	198,667	(9)	*

Roger D. Friedberger	152,500	(10)	*

Fred Zeidman	50,000	(11)	*

William O. Strange	10,000		*

Herman Cohen	35,000	(12)	*

Directors and Executive Officers as a group (8 persons)	2,423,169		*

* Less than 1%
(1)	Based solely on the Schedule 13G filed on December 9, 2010. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)
This amount includes: 2,483,677 shares of common stock, currently exercisable warrants to purchase 1,740,000 shares of common stock; and 5,918,519 shares deemed beneficially owned through TW Trust’s ownership of Common Stock.  TW Trust owns the shares indirectly through its ownership of TWJ Navigation, Inc.  TWJ Navigation, Inc. owns 5,918,519 shares of common stock and warrants to purchase 1,740,000 shares of common stock.  The beneficiaries of TW Trust are Kent Watts’ (former CEO, President and Director) children.  Kent Watts (former CEO, President and Director) is the trustee of TW Trust.

(3)
TW Trust beneficially owns 5,918,519 shares of common stock indirectly though its ownership of TWJ Navigation, Inc.  TWJ Navigation, Inc. owns 5,918,519 shares of common stock and warrants to purchase 1,740,000 shares of common stock.  The beneficiaries of TW Trust are Kent Watts’ (former CEO, President and Director) children.  Kent Watts (former CEO, President and Director) is the trustee of TW Trust.

(4)
Includes currently exercisable warrants to purchase 500,000 shares of common stock, 1,306,297 shares of common stock, and securities beneficially owned through KW Trust as disclosed in footnote (4) below.

(5)
KW Trust beneficially owns 3,519,629 shares of common stock indirectly through KW Navigation, Inc.  KW Navigation, Inc. owns 2,933,333 shares of common stock, 6,296 shares of common stock, and warrants to purchase 580,000 shares of common stock.  The beneficiary of KW Trust is Kelly Wheeler.  Michael Watts is the trustee of KW Trust.

(6)	This amount includes: 99,000 shares of common stock and currently exercisable options to purchase 960,833 shares of common stock.

(7)	This amount includes 445,569 shares of common stock and currently exercisable options to purchase 75,000 shares of common stock.

(8)	This amount includes 96,600 shares of common stock and currently exercisable options to purchase 350,000 shares of common stock.

(9)	This amount includes currently exercisable options to purchase 198,667 shares of common stock.

(10)	This amount includes 62,500 shares of common stock and currently exercisable options to purchase 90,000 shares of common stock.

(11)	This amount includes currently exercisable options to purchase 50,000 shares of common stock.

(12)	This amount includes 5,000 shares of common stock and currently exercisable options to purchase 30,000 shares of common stock.

Equity Compensation Plan Information

The following table gives aggregate information under all equity compensation plans of Hyperdynamics as of June 30, 2010.

Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
	A	B	C
Equity compensation plans approved by security holders	7,948,760	0.91	3,851,000
Equity compensation plans not approved by security holders	-	-	-
Total	7,948,760	0.91	3,851,000

The Stock and Stock Option Plan (the “1997 Plan”) of Hyperdynamics was adopted May 7, 1997 and amended on December 3, 2001, on January 21, 2005, and on February 20, 2008.  The total number of shares authorized under the Plan, as amended, was 14,000,000. The Board terminated the 1997 Plan effective upon approval of the 2010 Plan by our stockholders as discussed below.

Stockholders approved the adoption of the 2008 Restricted Stock Award Plan (the “2008 Plan”) at Hyperdynamics’ Annual Meeting on February 20, 2008.  The total number of shares authorized under the 2008 Plan was 3,000,000.  The Board terminated the 2008 Plan effective upon approval of the 2010 Plan by our stockholders as discussed below.

On February 18, 2010, at our annual meeting of stockholders, the board of directors and stockholders approved the 2010 Equity Incentive Plan (the “2010 Plan”). In conjunction with the approval of the 2010 Plan at the annual meeting, the 1997 Plan and 2008 Plan were terminated as of February 18, 2010. The 2010 Plan provides for the grants of shares of common stock or incentive stock options and/or nonqualified stock options to purchase our common stock or restricted stock to selected employees, directors, officers, agents, consultants, attorneys, vendors and advisors of ours’ or of any parent or subsidiary thereof. Shares of common stock, options, or restricted stock can only be granted under this plan within 10 years from the effective date of February 18, 2010. A maximum of 5,000,000 shares are issuable under the 2010 Plan.

The 2010 Plan provides a means to attract and retain the services of participants and also to provide added incentive to such persons by encouraging stock ownership in the Company. Plan grants are administered by the Compensation Committee, who has substantial discretion to determine which persons, amounts, time, price, exercise terms and restrictions, if any.

The following table provides a reconciliation of the securities remaining available for issuance as of June 30, 2010 under the Plans.
	1997 Plan	2008 Plan	2010 Plan	All Plans
Shares available for issuance, June 30, 2009	11,568,870	3,000,000	-	14,568,870
Increase in shares issuable	-	-	5,000,000	5,000,000
Shares issued	(6,365,000)	-	(1,149,000)	(7,514,000)
Previously issued shares cancelled or expired	1,564,947	-	-	1,564,947
Plan termination of remaining unissued shares	(6,768,817)	(3,000,000)	-	(9,768,817)
Shares available for issuance, June 30, 2010	-	-	3,851,000	3,851,000

The purpose of the Plans are to further our interest, and the interest of our subsidiaries and our stockholders by providing incentives in the form of stock or stock options to key employees, consultants, directors, and vendors who contribute materially to our success and profitability. We believe that our future success will depend in part on our continued ability to attract and retain highly qualified personnel as employees, independent consultants, and attorneys. The issuance of stock and grants of options and warrants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in us, thus enhancing their personal interest in our continued success and progress. We pay wages, salaries, and consulting rates that we believe are competitive. We use the 2010 Plan to augment our compensation packages.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our compensation discussion and analysis for the fiscal year ended June 30, 2010 discusses the compensation for our Named Executive Officers (“NEO’s”) who are reflected in the Summary Compensation Table below and consist of our Chief Executive Officer, Principal Financial Officer, and the other officer who was an executive officer at the end of the fiscal year ended June 30, 2010.  In this compensation discussion and analysis, the terms “we” and “our” refer to Hyperdynamics Corporation, and not the Compensation Committee.

Compensation Objectives and Elements

What are the objectives of our executive officer compensation program?

The objectives of the Compensation Committee of the Board of Directors in determining executive compensation are to (1) attract and retain key individuals who are important to the continued success of Hyperdynamics, and (2) provide strong financial incentives, at reasonable cost to the stockholders, for senior management to enhance the value of the stockholders’ investment.

What is our executive officer compensation program designed to reward?

Our compensation program is designed to reward individuals for the achievement of our business goals and to foster continuity of management by encouraging key individuals to maintain long-term careers with Hyperdynamics.

What are the elements of our executive officer compensation program and why do we provide each element?

The elements of compensation that the Compensation Committee uses to accomplish these objectives include base salaries, bonus, and long term incentives in the form of stock and stock options.  We also provide perquisites to certain executives and health insurance to all employees. The elements of compensation that we offer help us to attract and retain our officers. The specific purpose of each element is outlined below.

Base Salaries

We provide fixed annual base salaries as consideration for each individual’s performance of his or her job duties. Salaries are set based on level of responsibility, skills, knowledge, experience, and contribution to Hyperdynamics’ business.

Bonus

Bonuses may be awarded as part of annual salary and it is a component of variable compensation.  Bonuses are based on goals and objectives that each employee must meet during the fiscal year.  Each employee is given a target bonus percentage and the Compensation Committee and the full board of directors determine the awarded bonuses, if any.

Long-term Incentives

We provide long-term incentives in the form of stock and stock options; customarily stock options.  Long-term incentives are a component of variable compensation because the amount of income ultimately earned is dependent upon and varies with Hyperdynamics’ common stock price over the term of the option. The stock option awards tie a portion of executive compensation to the stock price and accordingly the financial results of the company. Hyperdynamics does not use a formula to determine stock and stock option awards to executives.  Stock option awards are not designed to be tied to yearly results. Hyperdynamics views stock option awards as a means to encourage equity ownership by executives and thus to generally align the interests of the executives with the stockholders.

Hyperdynamics’ 2010 Equity Incentive Plan (the “Plan”) authorizes the Compensation Committee to grant stock options, restricted stock, and stock registered under a Form S-8 registration statement to officers and other key employees.  The Compensation Committee implements this authority by awarding stock options designed to align the interests of all senior executives to those of stockholders. This is accomplished by awarding stock options, which rise in value based upon the market price rise of Hyperdynamics’ common stock, on a systematic basis.

We report the estimated fair value of our stock option grants, as determined for accounting purposes in accordance with ASC 718, using either the Black-Scholes option pricing model or a Monte Carlo model, in the Summary Compensation Table and the Grants of Plan-Based Awards table. The amount reflected for accounting purposes does not reflect whether the executive has or will realize a financial benefit from the awards. Because stock option awards are made at a price equal to or above the market price on the date of grant, stock options have no intrinsic value at the time of grant. We believe the potential appreciation of the option awards over the stock price provide motivation to executives.

Perquisites

Perquisites are determined on a case-by-case basis and currently, no executive officer receives such perquisites.  Two former officers during fiscal year 2010 did receive perquisites and include the following:

In accordance with his negotiated employment agreement, Harry Briers (former Executive Vice President) was provided a company car.  Kent Watts (former CEO, President and Director) was provided a company car pursuant to his employment agreement that terminated on July 1, 2009 pursuant to its terms.

How do we determine the amount for each element of executive officer compensation?

Our policy is to provide compensation packages that are competitively reasonable and appropriate for our business needs. We consider such factors as competitive compensation packages as negotiated with our officers; evaluations of the CEO and other executive officers; achievement of performance goals and milestones as additional motivation for certain executives; officers’ ability to work in relationships that foster teamwork among our executive officers; officers’ individual skills and expertise, and labor market conditions. We do not, at this time, engage a third-party compensation consultant.

During the fiscal years ended June 30, 2008, 2009, and 2010, total executive compensation consists of base salary, bonuses and option awards. Generally, the option awards for executives negotiated in the executive’s contract, with an exercise price based on the market price on the grant date. Option awards are also granted to employees on a case by case basis throughout the year.  Because of the simplicity of the compensation package, there is very little interaction between decisions about the individual elements of compensation.

The following table reflects each named officer’s base salary and option package as of June 30, 2010:

	Base salary	% of CEO amount	Options	% of CEO amount
Ray Leonard, President and CEO	$330,000	100%	3,500,000	100%
Jason Davis, Principal Financial Officer	200,000	61%	306,000	9%
William Young, EVP of Commercial Affairs	200,000	61%	400,000	11%

As more fully described below in “Agreements with Current Executives and Officers” and “Agreements with Former Executives and Officers” in July 2009, the Compensation Committee approved employment agreements with Ray Leonard, our current CEO and President, and Jason Davis, our current Principal Financial Officer and in November 2009, the Compensation Committee approved an employment agreement with William Young, who was our Executive Vice President for Commercial Affairs at June 30, 2010.  Mr. Young subsequently resigned as an officer and an employee of the Company in October 2010.

Administration of Executive Compensation

The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of the CEO, evaluates the CEO’s performance and sets his compensation.  The Compensation Committee also reviews the CEO’s recommendations for and sets the salaries and bonuses of other key officers and employees.

CEO involvement in compensation decisions

The CEO makes recommendations to the Compensation Committee concerning the employment packages of all subordinate officers.  Neither the CEO nor any other company officer or employee attends periodic executive sessions of the Compensation Committee.

How compensation or amounts realizable from prior compensation are considered

The amount of past compensation generally does not affect current year considerations because bonuses and long term incentives are awarded for each individual fiscal year’s job performance.

Tax considerations

The company’s compensation plans are designed generally to ensure full tax deductibility of compensation paid under the plans.  This includes compliance with Section 162(m) of the Internal Revenue Code, which limits the company’s tax deduction for an executive’s compensation to $1 million unless certain conditions are met.  For fiscal year ended June 30, 2010 the full amount of all compensation provided to all executives was tax deductible to the company.

Timing, grant date, and exercise price for stock option awards

Our policy is to award stock options upon hiring of the employee and on a case by case basis throughout the year.   Stock option exercise prices are the closing price on the date of grant. We also have made certain awards based on the completion of performance criteria.

Analysis of variations in individual NEO’s compensation

Each NEO’s compensation is detailed in the Compensation Tables.  Each NEO’s contract is described under the caption Agreements with Executives and Officers.

Employment Agreements with Current CEO and Principal Financial Officer

As more fully described below in “Agreements with Current Executives and Officers,” in July 2009, the Compensation Committee approved employment agreements with Ray Leonard, our current CEO and President, and Jason Davis, our current Principal Financial Officer.

COMPENSATION TABLES

The following tables show salaries, bonuses, incentive awards, retirement benefits and other compensation relating to fiscal year ended June 30, 2010 for the Chief Executive Officer, Principal Financial Officer, and our other executive officers. Columns for which there was no compensation have been omitted.

SUMMARY COMPENSATION TABLE

Fiscal Year end June 30, 2010
Name &Principal Position	Year	Salary	Stock Awards	Option Awards	Bonus	All Other Compensation	Total
(a)	(b)	($) (c)	($) (d) (3)	($) (e) (3)	($) (f)(4)	($) (g) (5)	($) (h)

Ray Leonard, President and CEO	2010	251,788	-	692,409	522,500	7,055	1,473,752
Kent Watts (former Chairman,	2010	44,833	-	11,948	-	9,383	66,164
President, CEO) (1)	2009	250,000	-	44,482		-	294,482
	2008	250,000	-	140,158		17,148	407,306
Harry Briers (former Executive	2010	190,000	-	32,942	-	12,600	235,542
Vice President) (2)	2009	190,000	-	27,801		-	217,801
	2008	190,000	-	87,600	-	13,458	291,058
Jason Davis, Principal Financial Officer	2010	193,125	-	229,996	125,531	8,944	557,596
William Young, (former EVP of Commercial Affairs) (6)	2010	113,636	-	231,742	95,741	52,687	493,806

(1)	Kent Watts resigned as our CEO and President on July 22, 2009.
(2)	Harry Briers stepped down as EVP of the Company and was appointed as a non-executive Director of Commercial Affairs on December 7, 2009. Mr. Briers subsequently resigned as an employee of the Company.
(3)
Columns (d) and (e): Reflects the grant date fair value, computed in accordance with FASB ASC Topic 718, for option awards granted in fiscal year 2010.  For a description of the assumptions used for purposes of determining grant date fair value, see Note 13 to the Financial Statements included in this Annual Report on Form 10-K for the year ended June 30, 2010.

(4)	Column (f): Payments made on bonus pay-out in July 2010.
(5)	Colum (g): Payments made for perquisites that include company leased vehicles, relocation expense, and company matches of the 401(k) plan.
(6)	William Young resigned as our EVP of Commercial Affairs effective October 8, 2010.

As more fully described below in “Agreements with Current Executives and Officers,” in July 2009, the Compensation Committee approved employment agreements with Ray Leonard, our current CEO and President, and Jason Davis, our current Principal Financial Officer.

Bonuses and Stock Awards

The following tables show cash and stock awards made to the named executives in fiscal year 2010, their outstanding equity awards at the end of fiscal year 2010.
GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2010
					Under Non-Equity Incentive Plan Awards

						All Other Option Awards:
Name	Action Date	Grant Date (3)	Threshold	Target	Maximum	Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value Awards of Stock & Options
(a)	(b)	(b)	($) (c)	($) (d)	($) (e)	(#)(f)	($/Share) (g)	($) (h)
Ray Leonard	7/22/09	7/22/09				3,500,000	$0.49	$692,409

Harry Briers (1)	10/07/06	7/1/09				25,000	0.52	7,468
Harry Briers (1)	10/07/06	4/7/2010				75,000	1.49	25,475
Jason Davis	7/1/2010	7/1/2010				25,000	2.00	13,442

Jason Davis	10/9/2009	10/9/2009				25,000	0.31	173.401
Jason Davis	1/8/2010	1/8/2010				100,000	0.90	43,153
William Young (2)	12/4/2009	12/4/2009				400,000	0.92	231,742

(1)	Harry Briers stepped down as EVP of the Company and was appointed as a non-executive Director of Commercial Affairs on December 7, 2009. Mr. Brier subsequently resigned as an employee of the Company.
(2)	William Young resigned as our EVP of Commercial Affairs effective October 8, 2010.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

Name	No. of Securities Underlying Unexercised Options Exercisable	No. of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($/Share)	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
(a)	(#)(b) (4)	(#)(c)	(d)	(e)	(#)(f)	($)(g)

Ray Leonard	770,000		0.49	7/22/2014
Ray Leonard		2,730,000	0.49	7/22/2014
Kent P Watts (1)	40,000		3.00	7/2/2010
Kent P Watts (1)	40,000		2.80	10/1/2010
Kent P Watts (1)	30,000		2.00	1/2/2011
Kent P Watts (1)	40,000		2.00	4/1/2011
Kent P. Watts (1)	40,000		2.00	7/1/2011
Kent P. Watts (1)	40,000		2.00	10/1/2011
Kent P. Watts (1)	40,000		2.00	1/2/2012
Kent P. Watts (1)	40,000		0.30	4/1/2012
Kent P. Watts (1)	40,000		0.50	7/1/2012
Harry (2) Briers (2)	25,000		3.00	7/2/2010
Harry Briers (2)	25,000		2.80	10/1/2010
Harry Briers (2)	25,000		2.00	1/2/2011
Harry Briers (2)	25,000		2.00	4/1/2011
Harry Briers (2)	25,000		2.00	7/1/2011
Harry Briers (2)	25,000		2.00	10/1/2011
Harry Briers (2)	25,000		2.00	1/2/2012
Harry Briers (2)	75,000		1.50	7/1/2010
Jason Davis		45,000	0.40	7/1/2012
Jason Davis		161,000	1.60	10/9/2014
Jason Davis		100,000	0.90	1/8/2015
William Young(3)		400,000	0.90	12/4/2014

(1)	Kent Watts resigned as our CEO and President on July 22, 2009.
(2)	Harry Briers stepped down as EVP of the Company and was appointed as a non-executive Director of Commercial Affairs on December 7, 2009. Mr. Brier subsequently resigned as an employee of the Company.
(3)	William Young resigned as our EVP of Commercial Affairs effective October 8, 2010.
(4)	Column (b): options vest immediately.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2010

Name	No. of Shares Acquired on Exercise	Value Realized on Exercise	No. of Shares Acquired on Vesting	Value Realized on Vesting
(a)	(#)	($)	(#)	($)

Harry Briers (former EVP)	25,000	$5,750

Agreements with Former Executives and Officers

Kent Watts.  The employment agreement with Kent Watts, who was our former Chairman, President and CEO, terminated on July 1, 2009 pursuant to its terms.  On August 10, 2006, our Compensation Committee approved a Chief Executive Employment Agreement for Kent Watts.  The contract had an initial term of three years.  The contract provided for a base salary of $250,000 annually with a performance based incentive salary based on 1% of adjusted net income.  Mr. Watts also received 40,000 options to purchase Hyperdynamics common stock each quarter during the term of the agreement.  Option exercise prices were the higher of the closing market price on the grant date or $2.00 per share, the options vested immediately upon grant, and they had a term of three years.  Mr. Watts had a severance agreement, which terminated upon his resignation as an employee of the Company in 2009.

Harry Briers.  On October 7, 2006, our Compensation Committee approved an Executive Vice President Employment Agreement for Harry Briers.  The contract had an initial term of two years and had been automatically renewable for subsequent years pursuant to its terms.  The contract provided for a base salary of $190,000 annually.  Mr. Briers also received 25,000 options to purchase Hyperdynamics common stock each quarter during the term of the agreement.  Option exercise prices were the higher of the closing market price on the grant date or $2.00 per share, the options vested immediately upon grant, and they had a term of three years.  Mr. Briers had a severance agreement, which terminated upon the resignation of Mr. Briers as an employee of the Company in 2009.

William Young.  On November 24, 2009, we entered into an employment agreement with William Young effective as of December 7, 2009.  Mr. Young was our Executive Vice President for Commercial Affairs.  In this capacity, Mr. Young was responsible for negotiating and managing all of our commercial transactions, including partnerships, mergers and acquisitions and commercial contracts.  He also oversaw our investor relations.  In connection with the hiring of Mr. Young, we granted to Mr. Young, effective as of December 7, 2009, options to purchase 200,000 shares of our common stock.  Under the terms of the agreement, one-third of the options was to vest on each of the first, second and third anniversaries of the date of grant.  Mr. Young also received options to purchase 200,000 shares of our common stock of which one-third of the options will vest beginning if and when our stock price attains a closing market price of $3 per share or more for five consecutive trading days.  The foregoing options were granted pursuant to our Employee Stock and Stock Option Plan and will expire December 7, 2014.  The exercise price for the foregoing options was the closing price of our common stock on December 4, 2009.  These options were forfeited in October 2010, concurrent with Mr. Young’s resignation.

On August 18, 2010, we entered into a Consulting Agreement, dated August 14, 2010, with Mr. Young that contemplated the termination of Mr. Young’s employment with us and subsequent consultancy with us.  However, pursuant to the terms of the First Amendment to the Consulting Agreement, Mr. Young’s employment with us ended and his Employment Agreement and Consulting Agreement terminated on October 8, 2010.

Agreements with Current Executives and Officers

Ray Leonard.  We entered into an employment agreement with Ray Leonard, our current CEO, President and Director effective as of July 22, 2009.  This agreement has a three-year term that is automatically extended for successive one-year periods following the end of the initial two-year term unless otherwise terminated by delivery of written notice by either party no less than two months prior to the first day of any one-year extension period.  The agreement provides that Mr. Leonard will serve as our President and Chief Executive Officer.  Under the terms of the agreement, the base salary on the effective date of the employment agreement shall be $180,000.  At the time that a net cash to the Company aggregate of $10,000,000 in new cash equity capital is raised beginning from the date first written above, Mr. Leonard’s base salary will increase to $330,000.  The base salary is subject to annual adjustments beginning in July 2010, at the discretion of the Board, but in no event shall the Company pay Mr. Leonard a base salary less than that set forth above, or any increased base salary later in effect, without the consent of Mr. Leonard.

In connection with his hiring in July 2009, we granted Mr. Leonard options to purchase 3,500,000 shares of our common stock in the aggregate at $0.49 per share.  The options have a term of 5 years and will expire on July 23, 2014.  Options to purchase 500,000 shares of our common stock immediately vested upon grant.  Options to purchase 300,000 shares of our common stock vest on a monthly basis over five years.

In addition, the vesting of the below identified options began on the date when the below identified capital raising thresholds were achieved:

Cumulative Funds Raised by the Company	Option Vesting Amount	Vesting Commencement Date
$8 million	210,000	December 22, 2009
$20 million	180,000	November 4, 2010
$30 million	210,000	November 4, 2010

The immediately above options vest 1/36 per month over a three-year period from the trigger event.

In addition, the vesting of the below identified options began or will begin on the date when the below identified per share price of our common stock thresholds were or are achieved as the case may be:

Price Per Share of Common Stock	Option Vesting Amount	Vesting Commencement Date
$2.00/share	90,000	October 18, 2010
$3.00/share	210,000	December 17, 2010
$5.00/share	600,000	December 29, 2010
$9.00/share	1,200,000	To be determined

All of the immediately above awards vest 1/36 per month over a three-year period from the trigger event.

For the options that begin to vest upon achieving a price per share of $2.00 and $3.00, vesting commenced when the closing price of the shares traded at or above the target price for 15 consecutive trading days.  For options that begin to vest upon achieving a price per share of $5.00 and $9.00, vesting commences upon the closing price of the shares trading at or above the target price for 5 consecutive trading days.

Beginning with the effective date of the employee agreement, and on an annual basis, Mr. Leonard will participate in any incentive compensation plan (“ICP”) applicable to Mr. Leonard’s position, as may be adopted by the Company from time to time and in accordance with the terms of such plan(s).  Mr. Leonard’s target award opportunity under the ICP will be 100% of his base salary with a threshold of 50% and a 200% maximum, and shall be subject to such other terms, conditions and restrictions as may be established by the Board or the Compensation Committee.  Annually, Mr. Leonard will develop a proposed set of current year performance metrics that are subject to review and approval by the Board and/or the Compensation Committee.  Metrics are as follows:

(i)           100% when industry presentation package is completed; 1,000 square kilometers of 3D is acquired; and net cash to the Company an aggregate of $15,000,000 in new cash equity capital is raised beginning from the date first written above.

(ii)           200% when all items above are achieved plus either a net cash to the Company an aggregate of $25,000,000 of new cash equity capital is raised, or,  or a joint venture agreement related to the Company’s 2006 Production Sharing Agreement with the Republic of Guinea is executed.

Finally, Mr. Leonard will receive certain perquisites, including reimbursement in accordance with our standard policies and procedures of business and business-related business expenses and dues and fees to industry and professional organizations, two weeks of paid vacation each calendar year, and participation by Mr. Leonard and his spouse and dependents in all benefits, plans and programs available to our executive employees.

Jason Davis.  Jason Davis, our current Director of Finance, Principal Financial Officer and Principal Accounting Officer, entered into an employment agreement effective as of July 1, 2009.  This agreement has a two-year term that is automatically extended for successive one-year periods following the end of the initial two-year term unless otherwise terminated by delivery of written notice by either party no less than two months prior to the first day of any one-year extension period.  The agreement provides that Mr. Davis will serve as our Principal Financial Officer and Principal Accounting Officer.  Under the terms of the agreement, Mr. Davis would receive an annual base salary of $185,000, which may be further increased at the sole discretion of the Compensation Committee.  This annual base salary was increased to $200,000 effective January 1, 2010.  Mr. Davis’ salary could be paid $92,500 per year in cash plus $92,500 payable in common stock under a 10b5-1 plan.  The Company has opted to pay all base salary in cash.  Mr. Davis is also eligible to receive performance bonus(es) as determined and agreed to from time to time by the Chief Executive Officer and the Board of Directors.  Mr. Davis will also be eligible to participate, in the sole discretion of the Compensation Committee, in any long-term incentive arrangements we make available to our executive officers from time to time.  In connection with his hiring, we granted Mr. Davis an option to purchase 45,000 shares of our common stock at an exercise price of $0.42 which immediately vested and expire three years after issuance.  Under his employment agreement, Mr. Davis was eligible to received quarterly option grant to purchase 23,000 shares of our common stock.  On October 12, 2009, the Board of Directors approved an amendment to Mr. Davis’ employment agreement that modified the foregoing quarterly option grant provisions under his employment agreement.  Instead of making future quarterly option grants (following October 2009), the Board of Directors elected to grant Mr. Davis an option to purchase 161,000 shares of common stock.  The grant was made pursuant to the Plan.  The option has an exercise price of $1.61, which was the closing price of our common stock on October 9, 2009 or the trading date immediately preceding the date of grant, a term for five years from the date of grant, and will vest 33% on anniversary date during each of the three years following the grant date.  Finally, Mr. Davis will receive certain perquisites, including reimbursement in accordance with our standard policies and procedures of business and business-related business expenses and dues and fees to industry and professional organizations, four weeks of paid vacation each calendar year, and participation by Mr. Davis and his spouse and dependents in all benefits, plans and programs available to our executive employees.

Current Director Compensation

The following table describes compensation arrangements in effect for independent directors during the year ended June 30, 2010.

Director	Quarterly fees	Options
Robert Solberg	$17,000	350,000	(1)
Roger Friedberger	$15,000	70,000	(2)
Herman Cohen	$15,000	60,000	(3)
Lord David Owen	$12,500	100,000	(4)
Fred Zeidman	$13,000	56,000	(5)

(1)	250,000 options to purchase common stock were granted upon joining the board and 100,000 options to purchase common stock were granted in conjunction with fiscal year 2010 service.
(2)	70,000 options to purchase common stock were granted in conjunction with fiscal year 2010 service.
(3)	60,000 options to purchase common stock were granted upon joining the board and in conjunction with fiscal year 2010 service.
(4)	50,000 options to purchase common stock were granted upon joining the board and 50,000 options to purchase common stock were granted in conjunction with fiscal year 2010 service.
(5)	56,000 options to purchase common stock were granted in conjunction with fiscal year 2010 service.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards		All Other Compensation	Total
	($)	($)	($)		($)	($)
Kent Watts (former CEO, President Director) (1)	-	-	-		-	-
Harry Briers (1) (former EVP and Director)	-	-	-		-	-
Gene Stohler (former Director)	-	-	3,390	(2)	-	3,390
Charles H. Andrews (former Director)	30,500	-	53,871	(3)	-	84,371
Roger Friedberger	63,000	-	118,604	(4)	-	181,604
Pasquale Scaturro (former Director)	20,800	-	76,138	(5)	-	96,938
Fred Zeidman	28,826	-	52,050	(6)	-	80,876
Lord David Owen	37,500	-	150,674	(7)	-	188,174
Herman Cohen	51,767	-	116,344	(8)	-	168,111
Robert Solberg	54,850	-	411,689	(9)	-	466,539
Ray Leonard (1)	-	-	-		-	-

(1)
We do not provide additional compensation to employees that also serve as directors for their service on the Board of Directors.  All compensation paid to Messrs. Watts, Leonard, and Briers during the fiscal year ended June 30, 2010 is reflected above in the Summary Compensation Table. As of June 30, 2010, Mr. Watts held 2,633,827 shares of common stock and options to purchase 320,000 shares of common stock, and Mr. Briers held 1,923,336 shares of common stock.

(2)
During the year ended June 30, 2010, Mr. Stohler received five year options to purchase 15,000 shares of common stock.  The options vested immediately and have an exercise price of $0.52 based on the market value of the stock on the date of grant.

(3)
During the year ended June 30, 2010, Mr. Andrews received five year options to purchase 65,000 shares of common stock.  The grant of 15,000 options on July 1, 2009 vested immediately and have an exercise price of $0.52  The grant of 50,000 options on October 9, 2009 have an exercise price of $1.61 based on the market value of the stock on the date of grant and vest over two years.

(4)
During the year ended June 30, 2010, Mr. Friedberger received five year options to purchase 130,000 shares of common stock.  The grant of 10,000 options on July 1, 2009 vested immediately and has an exercise price of $0.31.  The grant of 60,000 options on October 9, 2009 vest over two years and have an exercise price of $1.61 based on the market value of the stock on the date of grant.  The grant of 60,000 options on June 30, 2010 vest over two years and have an exercise price of $1.09 based on the market value of the stock on the date of grant. Following the conclusion of Mr. Friedberger’s term as a director at the Annual Meeting, any unvested options held by Mr. Friedberger will immediately vest and become exercisable.

(5)
During the year ended June 30, 2010, Mr. Scaturro received five year options to purchase 244,000 shares of common stock.  The grant of 44,000 options on October 9, 2009 vest over two years and have exercise prices of $1.61 based on the market value of the stock on the date of grant.  The grant of 200,000 options on July 21, 2009 vest 25% immediately, 25% when the Company signed a 25% joint venture, 25% with a 50% joint venture, and 25% when the Company signed a 75% joint venture and have exercise prices of $0.40 based on the market value of the stock on the date of grant.  As of June 30, 2010, Mr. Scaturro did not hold these options as they expired when he resigned from the board of directors.

(6)
During the year ended June 30, 2010, Mr. Zeidman received five year options to purchase 56,000 shares of common stock.  These options vest over two years and have exercise prices of $1.09 based on the market value of the stock on the date of grant.

(7)
During the year ended June 30, 2010, Mr. Owen received five year options to purchase 150,000 shares of common stock.  The grant of 50,000 options vested immediately and have an exercise price 1.54 based on the market value of the stock on the date of grant.  In addition, 50,000 options were granted on October 9, 2009, vest over two years and have an exercise price of $1.61 based on the market value of the stock on the date of grant.   In addition, 50,000 options were granted on June 30, 2010, vest over two years and have an exercise price of $1.09 based on the market value of the stock on the date of grant.

(8)
During the year ended June 30, 2010, Mr. Cohen received five year options to purchase 120,000 shares of common stock.  The grant of 60,000 granted on June 30, 2010 vest over two years and have an exercise price of $1.09 based on the market price of the stock on the date of grant.  The grant of 60,000 options on October 9, 2009 vest over two years and have an exercise price 1.61 based on the market value of the stock on the date of grant.

(9)
During the year ended June 30, 2010, Mr. Solberg received five year options to purchase 418,000 shares of common stock.  The grant of 250,000 options on August 26, 2009 vested immediately and have an exercise price 1.15 based on the market value of the stock on the date of grant.  The grant of 100,000 options on October 9, 2009 vest over two years and have an exercise price 1.61 based on the market value of the stock on the date of grant.  The grant of 68,000 options on June 30, 2010 vest over two years and have an exercise price 1.09 based on the market value of the stock on the date of grant.

In connection with the commencement of Ray Leonard’s employment with us as our Chief Executive Officer and President in July 2009, as more fully described above in “Agreements with Current Executives and Officers,” on July 22, 2009, our Board of Directors appointed Mr. Leonard to serve as a member of our Board of Directors.  Mr. Leonard does not receive compensation for service on our Board of Directors in addition to his compensation as Chief Executive Officer and President.

On October 12, 2009, the Board of Directors modified the structure by which we compensate our independent directors for service as members of our Board.  Each of our independent directors will be compensated for his service on our Board of Directors under the structure below unless such director has made a separate arrangement with the Company as is the case of Robert Solberg and Lord David Owen, who joined our Board of Directors subsequent to fiscal year 2009, as previously disclosed by the company in the Current Reports on Form 8-K filed with the Securities and Exchange Commission on September 2, 2009 and October 2, 2009 respectively.  The new compensation arrangements (except for Messrs. Solberg and Owen), which became effective October 1, 2009, consist of the following:

•
Cash compensation consisting of quarterly payments, as applicable, of: (i) $8,500 for services as a director, (ii) $5,000 for service as the chairman of a Board committee, (iii) $2,500 for service as a member of the Audit Committee or Government Relations Committee, and (iv) $1,500 for service as a member of the Compensation Committee or Nomination Committee.  The cash compensation may be paid in cash or stock at the election of the Company.

•
An annual grant, pursuant to a stock incentive plan, of options to purchase shares of our common stock.  The options are to be granted on or about October 1st of each year, have an exercise price equal to the closing price of our common stock on the day prior to the grant date, vest 50% on the first anniversary of the grant date and vest the remaining 50% on the second anniversary of the grant date.  The options will have a 5 year term.

Director Option Grants

On October 12, 2009, the Board made the annual grant (referenced above) of options to our directors as reflected in the table below.  The grants were made pursuant to the Plan.  Each option has an exercise price of $1.61, which was the closing price of our common stock on October 9, 2009 or the trading date immediately preceding the date of grant, a term for five years from the date of grant, and will vest 50% on October 12, 2010 and 50% on October 12, 2011.  The following table sets forth the number of shares of our common stock underlying the options granted to each of our independent directors on October 12, 2009:

Name of Director	Shares of Common Stock Underlying Options
Robert A. Solberg	100,000
Roger D. Friedberger	60,000
Charles H. Andrews	50,000
Pasquale V. Scaturro	44,000
Herman Cohen	60,000
Hon. Lord David Owen	50,000

Subsequent to the fiscal year ended June 30, 2010, William O. Strange was appointed to our Board of Directors.  In connection with his appointment, he was awarded effective November 17, 2010 options to purchase 50,000 shares of our common stock pursuant to the 2010 Plan.  The options have an exercise price of $2.88 per share, which was the closing price of our common stock on November 16, 2010, the day before the effective date of the grant.  The options vest 50% on November 17, 2011, which is the first anniversary of the grant date, and vest the remaining 50% on November 17, 2012, the second anniversary of the grant date.  The options have a 5-year term.

Following the conclusion of Mr. Friedberger’s term as a director at the Annual Meeting, any unvested options held by Mr. Friedberger will immediately vest and become exercisable.

Compensation Committee Interlocks and Insider Participation

No executive officer of Hyperdynamics served as a member of the board of directors of any other public company during the year ended June 30, 2010.  No member of the Compensation Committee serves as an executive officer of any other public company during the year ended June 30, 2010.  No interlocking relationship exists between the members of our Compensation Committee and the board of directors or compensation committee of any other company.

Compensation Committee Report

The Compensation Committee, consisting of Messrs. Solberg, Friedberger and Zeidman, is responsible for establishing and administering the executive compensation programs of Hyperdynamics.  The Compensation Committee of Hyperdynamics has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Annual Report.

THE COMPENSATION COMMITTEE

/s/ Robert Solberg
/s/ Roger Friedberger
/s/ Fred Zeidman

PROPOSAL 2.  AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO PROVIDE MORE DETAIL WITH RESPECT TO THE POWERS OF THE BOARD OF DIRECTORS IN CONNECTION WITH ISSUING PREFERRED STOCK

Our current Certificate of Incorporation provides the Board of Directors with authority to issue preferred stock and to “fix and determine the preferences, limitations, and relative rights” of any series of preferred stock so issued.  This is often referred to as “Blank Check Preferred Stock.”

In reviewing our current Certificate of Incorporation, we determined that it would be prudent to amend our Certificate of Incorporation to clarify the Board of Directors’ rights to issue preferred stock and to provide a non-exhaustive list of the types of powers, preferences, rights and limitations the Board of Directors would have the right to consider in creating and issuing a particular class or series of preferred stock.  These include, among others, the number of shares issued, the dividend rights of the shares and the voting rights of the shares.

The Board of Directors believes that it is in the best interests of the Company and our stockholders to provide more detail with respect to the powers of the Board of Directors in connection with issuing preferred stock.  This will provide the Board of Directors with flexibility in raising capital and power to the fullest extent provided now or in the future under Delaware law to issue preferred stock.

This proposal has not been made in response to, and is not being presented to deter, any effort to obtain control of the Company and is not being proposed as an anti-takeover measure.  We have no arrangements, agreements, or understandings in place at the present time for the issuance or use of the shares of preferred stock to be authorized by the proposed amendment. Nevertheless, the issuance of preferred stock could make a takeover attempt more difficult or costly.  For example, the issuance of preferred stock could dilute the stock ownership or voting rights of a person seeking to obtain control of the Company, thereby increasing the cost of acquiring effective control of the Company. This could have the effect of deterring or rendering more difficult a merger, tender offer, proxy contest or other change of control transaction.

Paragraph (c) of Article IV of the Company’s Certificate of Incorporation currently provides as follows:

“(c)           The Preferred Stock may be divided into and issued in one or more series. The preferences, limitations, and relative rights of the Preferred Stock may vary between series in any and all respects, but shall not vary within a series. The Board of Directors may establish one or more series of unissued shares of the Preferred Stock and fix and determine the preferences, limitations, and relative rights of any series to the fullest extent set forth herein and permitted by Delaware law, as now or hereafter in force. The Board of Directors may increase or decrease the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series below the number of shares within such series that is then issued. The preferences, limitations, and relative rights of any Preferred Stock to be issued shall be fixed by the Board of Directors adopting a resolution or resolutions to such effect and filing a statement with respect thereto as required by Delaware law.”

The Board of Directors has approved the following amendment to paragraph (c) Article IV, subject to approval of such amendment of the holders of the Company’s common stock as specified below.  The entire paragraph (c) of Article IV is to be deleted in its entirety and be replaced by the following:

“(c)           The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.  The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(1)           The designation of the series, which may be by distinguishing number, letter or title.

(2)           The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

(3)           The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

(4)           Dates at which dividends, if any, shall be payable.

(5)           The redemption rights and price or prices, if any, for shares of the series.

(6)           The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(7)           The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(8)           Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

(9)           Restrictions on the issuance of shares of the same series or of any other class or series.

(10)         The voting rights, if any, of the holders of shares of the series.”

Vote Required; Recommendation of the Board of Directors

The proposed amendment to the Certificate of Incorporation to provide more detail with respect to the powers with respect to the powers of the Board of Directors in connection with issuing preferred stock will be approved upon the affirmative vote of at least a majority of the shares of our Common Stock that are outstanding and entitled to vote on the proposal.  Abstentions and broker non-votes, if any, will have the same effect as a vote against the proposal.

The Board recommends a vote FOR the proposed amendment to the
Certificate of Incorporation to provide more detail with respect to the powers of the
Board in connection with issuing preferred stock.

PROPOSAL 3.  AMENDMENT TO CERTIFICATE OF INCORPORATION TO ALLOW THE ELECTION OF DIRECTORS TO OCCUR WITHOUT A WRITTEN BALLOT

This proposed amendment to the Company’s Certificate of Incorporation would provide that directors may be elected without the use of a written ballot.

The Board of Directors has approved the following amendment to be added to the Certificate of Incorporation as new Article XIII, subject to approval of such amendment of the holders of the Company’s common stock as specified below:

“ARTICLE XIII

Unless and except to the extent that the Bylaws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.”

Vote Required; Recommendation of the Board of Directors

The proposed amendment to the Certificate of Incorporation to allow the election of directors to occur without a written ballot will be approved upon the affirmative vote of at least a majority of the shares of our Common Stock that are outstanding and entitled to vote on the proposal.  Abstentions and broker non-votes, if any, will have the same effect as a vote against the proposal.

The Board recommends a vote FOR the proposed amendment
 to allow the election of director without written ballot.

PROPOSAL 4.  AMENDMENT TO CERTIFICATE OF INCORPORATION TO LIMIT THE PERSONAL MONETARY LIABILITY OF A DIRECTOR FOR BREACH OF FIDUCIARY DUTY TO THE COMPANY

This proposed amendment to the Company’s Certificate of Incorporation would provide, to the fullest extent permitted by Delaware law, that directors will not be liable to the Company or the Company’s stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law currently provides that this waiver may not apply to liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (“DGCL”) (governing distributions to stockholders); or

•	for any transaction from which the director derived any improper personal benefit.

However, in the event the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.  The Company’s Bylaws further provide that the Company will indemnify each of its directors and officers and certain other persons to the fullest extent permitted by Delaware law.  These provisions do not eliminate any monetary liability of directors under the federal securities laws.

The Board of Directors has approved the following amendment to be added to the Certificate of Incorporation as new Article XIV, subject to approval of such amendment of the holders of the Company’s common stock as specified below:

“ARTICLE XIV

A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.  Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.”

Vote Required; Recommendation of the Board of Directors

The proposed amendment to the Certificate of Incorporation to provide, to the fullest extent permitted by Delaware law, that directors will not be liable to the Company or the Company’s stockholders for monetary damages for breach of fiduciary duty as a director will be approved upon the affirmative vote of at least a majority of the shares of our Common Stock that are outstanding and entitled to vote on the proposal.  Abstentions and broker non-votes, if any, will have the same effect as a vote against the proposal.

The Board recommends a vote FOR the proposed amendment to the
Certificate of Incorporation to provide, to the fullest extent permitted by Delaware law, that directors will not be liable to the Company or the Company’s stockholders for monetary damages for breach of fiduciary duty as a director.

PROPOSAL 5.  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed GBH CPAs as the independent registered public accounting firm for the Company for the fiscal year ending June 30, 2011.  The Board will reconsider the appointment if it is not ratified.  The affirmative vote of a majority of the votes cast at the meeting is required for ratification.

A representative of GBH CPAs PC is expected to be present at the Annual Meeting.

Audit Fees

Current Certifying Accountant: GBH CPAs, billed us in the aggregate amount of $199,418 and $100,450 for the fiscal year ended June 30, 2010 and 2009, respectively, for professional services related to: their audit of our annual financial statements included in our Form 10-K; their reviews of our unaudited quarterly financial statements included in our Form 10-Qs and registration statements (there were no Sarbanes-Oxley 404 attest services for the fiscal year ended June 30, 2010).

Audit-Related Fees

Current Certifying Accountant: GBH CPAs,  billed us $4,650 for professional services rendered for assurance and related services that were reasonably related to the performance of audit or review of the Company's financial statements for the fiscal year ended June 30, 2010.

Former Certifying Accountant: Malone & Bailey, PC did not bill us for professional services rendered for assurance and related services that were reasonably related to the performance of audit or review of the Company's financial statements for the fiscal years ended June 30, 2009 and 2008.

Tax Fees

Malone & Bailey, PC billed us in the aggregate amount of $27,840 and $6,800 professional services rendered for tax related services for the fiscal year ended June 30, 2010 and 2009, respectively.

Former Certifying Accountant: Malone & Bailey, PC did not bill us for professional services rendered for tax related services for the fiscal years ended June 30, 2008.

All Other Fees

Current Certifying Accountant: GBH CPAs, did not perform, and accordingly did not bill us for, professional services rendered for any other services for the fiscal year ended June 30, 2010.

Former Certifying Accountant: Malone & Bailey, P.C. did not perform, and accordingly did not bill us for, professional services rendered for any other services for the fiscal years ended June 30, 2009 and 2008.

Audit Committee Pre-Approval

Our Audit Committee Charter provides that either (i) the Audit Committee shall pre-approve all auditing and non-auditing services of the independent auditor, subject to de minimis exceptions for other than audit, review or attest services that are approved by the Audit Committee prior to completion of the audit; or (ii) the engagement of the independent auditor be entered into pursuant to pre-approved policies and procedures established by the Audit Committee, provided that the policies and procedures are detailed as to the particular services and the Audit Committee is informed of each service.  The Audit Committee pre-approved 100% of GBH CPAs and Malone & Bailey, PC fees, respectively, for audit services in year 2010, 2009 and 2008.  Fees for audit-related services performed by GBH CPAs and Malone & Bailey, PC fees, respectively, in fiscal years 2010, 2009 and 2008 were not recognized by us at the time of the engagement to be non-audit services.  Except as indicated above, there were no fees other than audit fees for years 2010, 2009 and 2008, and the auditors engaged performed all the services described above with their full time permanent employees.

Vote Required; Recommendation of the Board of Directors

The ratification of the appointment of GBH CPAs, PC as the Company’s independent auditor for the fiscal year ending June 30, 2011 will be approved if a majority of the votes cast at the Annual Meeting are voted “FOR” this proposal.  Abstentions and “broker non-votes” will not be counted as votes cast and therefore will not affect the determination as to whether this proposal is approved.

The Board recommends a vote FOR the ratification
of the appointment of the independent registered public accounting firm.

PROPOSAL 6.  ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers (“NEOs”) as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, incentivize and retain our NEOs, who are critical to our success.  Under these programs, our NEOs are rewarded for the achievement of our business goals. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2010 compensation of our NEOs.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement.  This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.  Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the 2010 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required; Recommendation of the Board of Directors

The approval of the compensation of the NEOs as disclosed in this proxy statement will be approved if a majority of the votes cast at the Annual Meeting are voted “FOR” this proposal.  Abstentions and “broker non-votes” will not be counted as votes cast and therefore will not affect the determination as to whether this proposal is approved.

The Board recommends a vote FOR the
compensation of the NEOs as disclosed in this proxy statement.

PROPOSAL 7.  ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, the stockholders of Hyperdynamics are entitled to vote at the Annual Meeting regarding whether the stockholder vote to approve the compensation of the NEOs as required by Section 14A(a)(2) of the Exchange Act (and as described in Proposal 6 of this proxy statement) should occur every one, two or three years.  Under proposed regulations issued by the SEC (the “Proposed Regulations”), stockholders shall also have the option to abstain from voting on the matter.  Pursuant to the Dodd-Frank Act, the stockholder vote on the frequency of the stockholder vote to approve executive compensation is an advisory vote only, and it is not binding on the Company or the Board of Directors.

Although the vote is non-binding, the Compensation Committee and the Board of Directors value the opinions of the stockholders and will consider the outcome of the vote when determining the frequency of the stockholder vote on executive compensation.

The Board of Directors has determined that an advisory stockholder vote on executive compensation every three years is the best approach for Hyperdynamics and its stockholders for a number of reasons, including the following:

•
A three-year cycle will provide investors with sufficient time to evaluate the effectiveness of the Company’s  short-term and long-term incentive programs, compensation strategies and Company performance; and

•
A three-year cycle provides the Board of Directors and the Compensation Committee with sufficient time to thoughtfully evaluate and respond to stockholder input and effectively implement any desired changes to the Company’s executive compensation program.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the NEOs, as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure shall include the Summary Compensation Table and the other related tables and disclosure).”

In accordance with the Proposed Regulations, the advisory vote regarding the frequency of the stockholder vote described in this Proposal 7 shall be determined by a plurality of the votes cast.  However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.  Stockholders are not voting to approve or disapprove the Board of Directors’ recommendation regarding Proposal 7.

Vote Required; Recommendation of the Board of Directors

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders.  Abstentions and “broker non-votes” will not be counted as votes cast and therefore will not affect the determination as to whether this proposal is approved.

The Board of Directors recommends a vote FOR THREE YEARS on Proposal 7 regarding the frequency of the stockholder vote to approve the compensation of the NEOs as required by SEC’s compensation disclosure rules.

OTHER MATTERS

The Company does not currently know of any other matters that may come before the Annual Meeting.  However, if any other matters are properly presented at the Annual Meeting, the proxy holders will vote your proxy in their discretion on such matters.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders following the end of our 2011 fiscal year, proposals by individual stockholders must be received by us no later than September 14, 2011. If we change the date of the Annual Meeting by more than 30 days from the date of the previous year’s Annual Meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials.

In order for a stockholder proposal that is not included in the Company’s proxy statement for next year’s annual meeting of stockholders following the end of our 2011 fiscal year to be properly brought before such meeting, notice of such proposal must be delivered to, or mailed and received by, the Corporate Secretary at the Company’s executive offices not less than 60 days nor more than 90 days prior to the meeting.  In the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice of such proposal to be timely must be received by the Company no later than close of business on the fifth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.  Additionally, such proposal must comply with the requirements of the Company’s Bylaws and Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

OTHER BUSINESS

Our management does not know of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement. If any other business should come before the Annual Meeting, the persons named in the enclosed form of Proxy will vote such Proxy according to their judgment on such matters.

Dated: January 12, 2011
/s/ Robert A. Solberg
Robert A. Solberg
Chairman of the Board

* * * * *

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

12012 WICKCHESTER LANE, SUITE 475	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
HOUSTON, TEXAS 77079
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M19037-P88497	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HYPERDYNAMICS CORPORATION The Board of Directors recommends you vote FOR the below nominees and proposals:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For all Except” and write the number(s) of the nominee(s) on the line below.
		☐	☐	☐

1.	Election of the below nominees to the board of directors until the next Annual Meeting

Nominees:

	01) Ray Leonard	04) William O. Strange
	02) Robert A. Solberg	05) Lord David Owen
	03) Herman Cohen	06) Fred Zeidman

The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain

2.	To amend the Company’s Certificate of Incorporation to provide more detail with respect to the powers of the Board of Directors in connection with issuing preferred stock.					☐	☐	☐

3.	To amend the Company’s Certificate of Incorporation to allow the election of directors without written ballot.					☐	☐	☐

4.
To amend the Company’s Certificate of Incorporation to provide, to the fullest extent permitted by Delaware law, that directors will not be liable to the Company or the Company’s stockholders for monetary damages for breach of fiduciary duty as a director.
						☐	☐	☐

5.	Ratify the appointment of GBH CPAs, PC as the Company's independent auditor for the fiscal year ending June 30, 2011.					☐	☐	☐

6.	To approve an advisory vote on executive compensation.					☐	☐	☐

The Board of Directors recommends you vote FOR 3 YEARS for proposal 5:					3 Years	2 Years	1 Year	Abstain

7.	To approve an advisory vote on the frequency of holding an advisory vote on executive compensation.				☐	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR each of the nominees listed in proposal 1, FOR proposals 2, 3, 4, 5, and 6 and FOR 3 YEARS for proposal 7. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion. Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)		Date

HYPERDYNAMICS CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

FEBRUARY 17, 2011

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement and Form 10-K, as amended, are available at www.proxyvote.com.

M19038-P88497

HYPERDYNAMICS CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS FEBRUARY 17, 2011

The undersigned hereby appoints Ray Leonard and Robert A. Solberg, or either of them, as proxies each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side of this proxy card, all the shares of Common Stock of Hyperdynamics Corporation (the "Company") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at Intercontinental Hotel, Legends VI Ballroom 2222 West Loop South, Houston, TX 77027 on Thursday, February 17, 2011 at 9:00 AM CST, in the Plaza Room, and at any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ON THE REVERSE SIDE, "FOR" PROPOSALS 2, 3, 4, 5, AND 6 AND FOR 3 YEARS FOR PROPOSAL 7.
This proxy, when properly executed, will be voted in the manner directed herein.  If no directions are given by the person(s) executing this proxy, the shares will be voted "FOR" the election of each of the nominees for director named on the reverse side, "FOR" proposals 2, 3, 4, 5, and 6 and FOR 3 YEARS for proposal 7.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting, including matters incident to its conduct or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE
OR VOTE VIA THE INTERNET OR TELEPHONE AS INDICATED ON THE REVERSE SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE